Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of April 23, 2010 (this “Guaranty”) is made by AAR CORP., a Delaware corporation (“Guarantor”), in favor of THE HUNTINGTON NATIONAL BANK, a national banking association (“Lender”).

WHEREAS, pursuant to a Master Loan Agreement, dated as of April 23, 2010, (the “Loan Agreement”), between Lender and EP Aviation, LLC, a Delaware limited liability company, as borrower (“Borrower”), Lender will from time to time make the Loans (as defined in the Loan Agreement) to Borrower; and

WHEREAS, the Borrower is an indirect subsidiary of the Guarantor;

WHEREAS, as a condition to the effectiveness of the Loan Agreement, the Lender has required that the Guarantor enter into this Guaranty with respect to certain obligations of the Borrower under the Loan Agreement.

NOW, THEREFORE, in order to induce Lender to execute and deliver the Loan Agreement and make the Loans to Borrower, Guarantor agrees as follows:

Section 1.                                          Definitions.  For all purposes of this Guaranty, capitalized terms not defined herein shall have the meanings assigned to them (whether by reference to another document or otherwise) in the Loan Agreement.

Section 2.                                          Guaranty.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the due and punctual payment and performance of the obligations of the Borrower under the Loan Agreement (collectively, the “Obligations”).

Section 3.                                          Absolute Guaranty.  This Guaranty shall be an absolute, continuing, unconditional and irrevocable guarantee and shall remain in full force and effect until such time as the Obligations have been discharged in full.

Section 4.                                          Strict Observance.

4.1                                 Guarantor hereby agrees that the Obligations will be paid, performed and observed strictly in accordance with their terms and strictly in accordance with the terms of the Loan Agreement, regardless of the enforceability thereof against Borrower and regardless of any law, regulation or decree now or hereafter in effect which might in any manner affect the Obligations, or the rights of Lender with respect thereto as against Borrower, but only to the extent permitted by applicable law.

4.2                                 The obligations of Guarantor under this Guaranty are absolute, irrevocable and unconditional, without regard to the obligations of any other person, or of any lack of prior enforcement or retention of any rights against Borrower or any other person or any property, or of the partial or complete illegality, unenforceability or invalidity of any of the Obligations, the Loan Agreement or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors or similar proceedings with respect to Borrower or the failure of Lender to file a claim in any bankruptcy or other such proceeding.

4.3                                 No delay in making demand on Guarantor for satisfaction of its obligations hereunder shall prejudice the right of Lender to enforce the obligations of Guarantor hereunder provided such demand is made within any period required by any applicable statute of limitations or similar law affecting the demand.

Section 5.                                          Waivers.  Guarantor unconditionally waives, to the fullest extent permitted by law:

(a)                                  diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guaranty and the Obligations provided that all such requirements under the Fundamental Agreements to which the diligence, presentment, demand, protest or notice relates have been fulfilled;

(b)                                 any right to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of, the terms of the Loan Agreement;

(c)                                  any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor;

(d)                                 any right to require Lender to proceed against any security or to enforce any right under any of the Loan Agreement;

(e)                                  all defenses, counterclaims and offsets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of any of the Loan Agreement; and

(f)                                    all rights and defenses arising out of an election of remedies by the creditor; provided that Guarantor may assert any defense (legal or equitable), set-off, counterclaim or claim which Borrower may now or at any time hereafter have under the Loan Agreement.  Guarantor shall be bound by any account settled between Borrower and Lender which gives rise to any of the Obligations.

Section 6.                                          Extensions.  Guarantor consents and agrees that Lender may, in its sole discretion, at any time from time to time:

(a)                                  renew, extend, change or modify the time, manner, place or terms of payment, performance or observance of any or all of the Obligations;

(b)                                 apply payments by Borrower or Guarantor to any Obligations;

(c)                                  exchange, release or surrender any security or property which may at any time be held by it in respect of the Obligations;

(d)                                 release any surety or guarantor for or of any of the Obligations;

(e)                                  settle or compromise any or all of the Obligations with Borrower or any other person liable in relation thereto; and

(f)                                    subordinate the payment, performance or observance of all or any part of the Obligations to the payment, performance or observance of any other debts or obligation which may be due or owing to Borrower or any other person, all in such manner and upon such terms as Lender may deem proper, without notice to or further assent from Guarantor (who agrees to remain bound by this Guaranty notwithstanding any such thing as aforesaid).

Section 7.                                          No Waiver.  No failure or delay in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of Lender under this Guaranty or the Loan Agreement.

Section 8.                                          Guaranty of Payment and Performance.

8.1                                 This Guaranty is a guarantee of payment and performance and not of collection and Guarantor waives any right to require that any action against Lender be taken or exhausted prior to action being taken against Guarantor.

8.2                                 Guarantor shall pay to Lender on demand all reasonable attorneys’ fees and other reasonable expenses incurred by Lender in protecting its interests hereunder or in exercising the rights and remedies provided to it hereunder.

Section 9.                                          Further Representations, Warranties and Covenants of Guarantor.  Guarantor hereby represents, warrants and covenants that:

(a)                                  it is a corporation duly organized and validly existing under the laws of Delaware, and has the corporate power and authority to enter into, and perform its obligations under this Guaranty;

(b)                                 the execution and delivery by Guarantor of this Guaranty have been duly authorized by all requisite action and proceedings of Guarantor;

(c)                                  this Guaranty has been duly executed and delivered by Guarantor;

(d)                                 this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and except as such enforceability may be subject to the application of equitable principles in any proceeding, legal or equitable;

(e)                                  the execution and delivery by Guarantor of this Guaranty will not (A) violate any provision of Guarantor’s articles of incorporation or by-laws, (B) materially conflict with or result in a material breach of any indenture or other material agreement to which Guarantor is a party or by which Guarantor is bound, (C) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Guarantor or (D) constitute a violation by Guarantor of any law or regulation applicable to Guarantor;

(f)                                    the execution and delivery of this Guaranty does not require any shareholder approval or the approval or consent of any trustee or any holder of any indebtedness or obligation of Guarantor;

(g)                                 there are no actions, suits or proceedings pending, or to Guarantor’s knowledge threatened, against Guarantor that could reasonably be expected to have a material adverse effect on Guarantor’s ability to carry out this Guaranty;

(h)                                 the execution and delivery of this Guaranty by Guarantor will not violate any provision of, or create a relationship which would be in violation of, any laws, orders or regulations; and

(i)                                     upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Guarantor as an entirety, the successor corporation or Person formed by such consolidation or into which Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Guarantor under this Guaranty with the same effect as if such successor, corporation or Person had been named as Guarantor herein.  No such conveyance, transfer or lease of substantially all of the assets of Guarantor as an entirety shall have the effect of releasing Guarantor or any successor corporation or Person which shall theretofore have become such in the manner prescribed herein from its liability in respect of this Guaranty.

Section 10.                                   Bankruptcy.  Guarantor agrees that if at any time all or any part of any payment or performance thereof applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment or performance is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application had not been made.  Guarantor further agrees that it shall be liable for full and immediate repayment to Lender of the Loan, including but not limited to any unpaid principal together with accrued interest thereon, in the event of the insolvency, bankruptcy or reorganization of Borrower.

Section 11.                                   Subrogation.  Guarantor shall be subrogated to the rights, if any, of Lender in respect of any matter with respect to which an amount has been paid by Guarantor hereunder, provided however that any subrogation rights to which Guarantor becomes entitled by reason of performance of any of its obligations hereunder shall be subject and subordinate to the rights of Lender against Borrower under the Loan Agreement and the exercise of any such subrogation rights of Guarantor shall be deferred until all Obligations have been fully performed.

Section 12.                                   Assignment of Rights.  Guarantor agrees that Lender may assign all of its rights under this Guaranty to any successors or permitted assigns of Lender’s rights under the Loan Agreement.

Section 13.                                   Notices.  All notices required to be delivered hereunder shall be in English and in writing, and may be given by airmail, telegram, cable, facsimile (confirmed by telephone in the case of notice by facsimile) or any other customary means of communication, and any such notice shall be effective when delivered to each party as follows:

if to Lender:

THE HUNTINGTON NATIONAL BANK

105 East 4th Street (CN01)

Cincinnati, OH  45202

Attention:  Kim Trombetta, Sr. Vice President

Telephone Number: (513) 762-5194

Facsimile Number: (513) 762-1873

if to Guarantor:

AAR, CORP.

1100 North Wood Dale Road

Wood Dale, Illinois  60191

Attention:  Michael Carr, Vice President

Telephone No. (630) 227-2140

Facsimile Number:  (630) 227-2149

with a copy to:

AAR CORP.

1100 Wood Dale Road

Wood Dale, Illinois 60191

Attn:  General Counsel

Telephone:  (630) 227-2050

Telecopier:  (630) 227-2058

or to such other address or facsimile numbers as either party shall from time to time designate by notice in writing to the other party.

Section 14.                                   Miscellaneous.

14.1                           Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.2                           No provision of this Guaranty may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by Guarantor and Lender.

14.3                           The headings in this Guaranty are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and, unless otherwise indicated, all references herein to numbered clauses are to clauses of this Guaranty.

14.4                           All payments by Guarantor hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such deduction or withholding is required by law.  If Guarantor shall be required by law to make any such payment subject to deduction or withholding for or on account of any taxes, Guarantor shall pay to Lender such additional amounts as may be necessary to ensure that the net amount received by Lender after such deduction or withholding, is equal to the full amount that Lender would have received had no such deduction or withholding been required.

Section 15.                                   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 16.                                   Non-Exclusive Jurisdiction; Waiver of Jury Trial.  Guarantor hereby consents to the non-exclusive jurisdiction of the Michigan located in Grand Rapids and the United States District Court for the Western District of Michigan.  Guarantor irrevocably waives any objection to such courts as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of this Guaranty or the Loan Agreement and agrees not to claim that such court is not a convenient or appropriate forum whether on the grounds of venue or forum non conveniens or otherwise.  Nothing herein will prevent Lender from bringing suit in any other appropriate jurisdiction.  Guarantor hereby agrees that service of process for any matter or proceeding in the state courts located in Grand Rapids, Michigan and the United States District Court for the Western District of Michigan may be made upon it by mailing copies of the summons and complaint to it by air mail or certified or registered mail to the address set forth in Section 13, postage prepaid, return receipt requested.

GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY PROCEEDING RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE FUNDAMENTAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(The balance of this page is intentionally blank.  Signature appears on the following page)

IN WITNESS WHEREOF, the hand of the duly authorized representative of Guarantor is set hereunto on the day and year first above written.

AAR CORP.

By:	/s/ David P. Storch
Name:	David P. Storch
Title:	Chairman & CEO